UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 31, 2015

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33145 (Commission file number)	36-2257936 (I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)

(940) 898-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.

On August 6, 2015, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter ended June 30, 2015 (the “Earnings Release”).

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, the Board of Directors (the “Board”) of the Company accepted the resignation of Mr. John R. Golliher from his position as President of Beauty Systems Group, LLC (“Beauty Systems Group”) and appointed Mr. Mark Spinks as President of Beauty Systems Group, each to be effective on July 31, 2015 (the “Transition Date”).  Also pursuant to such executive transition, Mr. Golliher has agreed to continue to serve the Company i) in his role as Director until October 1, 2015 or such earlier date as the Company has elected an independent Board member to fill his position; ii) as Chairman of Beauty Systems Group (and a full-time employee) until September 30, 2015 at his previously-disclosed compensation levels; and iii) has entered into a consulting agreement (the “Consulting Agreement”) with the Company pursuant to which he will continue to provide significant services and advice to the Company in exchange for a monthly consulting fee of $20,833.33. The Consulting Agreement provides for a term commencing on October 1, 2015 and ending on September 30, 2017, unless earlier terminated by either party in accordance with the provisions of the Consulting Agreement. The Consulting Agreement contains confidentiality provisions and covenants regarding non-competition and the non-solicitation of employees and certain customers that apply during the consulting term and for two years thereafter.  The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with Mr. Spinks’ transition to President of Beauty Systems Group, the Compensation Committee approved an increase in Mr. Spinks’ annual salary from $300,000 to $375,000, effective July 31, 2015.  In addition, Mr. Spinks’ target annual bonus under the Company’s Management Incentive Plan will be increased from 55% of his base salary to 60% of his base salary, effective July 31, 2015.  In addition, in connection with his transition to President-BSG, on July 31, 2015, Mr. Spinks will receive an award of restricted stock having a grant date target fair value of $100,000, which award will vest ratably over three years beginning on the first anniversary of the date of grant, subject to Mr. Spinks’ continued employment with the Company on each applicable vesting date and subject to such other terms and conditions of the Company’s Amended and Restated 2010 Omnibus Incentive Plan and the individual award agreements.

Effective July 31, 2015, the Company also entered into a Severance Agreement with Mr. Spinks in connection with his promotion on that day.  The terms of his Severance Agreement are substantially the same as the Company’s Severance Agreements with Messrs. Haltom, Flaherty and Walker, as previously disclosed on the Company’s Current Report on Form 8-K dated as of October 30, 2012, which description is incorporated by reference herein.

Mr. Spinks is 54 years old and has held a number of positions of increasing responsibility with the Company. Mr. Spinks was most recently the Chief Operating Officer of Beauty Systems Group, a position he has served in since September 2014. Prior to that, Mr. Spinks was the Vice President of Operations/GM for the Company’s Armstrong McCall franchise business, a position he held for five and a half years, and prior to that was the Director of Business Development for the Company for almost four years. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Spinks and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Spinks and the Company that would be required to be reported.

In connection with his resignation from his position as President of Beauty Systems Group, Mr. Golliher also tendered his resignation as a director of the Company to the Board on July 31, 2015, with such resignation to be effective as of October 1, 2015 or such earlier date as his successor is duly elected.  The Board accepted Mr. Golliher’s resignation on July 31, 2015.  Mr. Golliher’s resignation as a director of the Company did not result from any disagreement with the Company.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2015, the Board approved certain amendments to the Company’s Bylaws (the “Bylaw Amendments”). The Bylaw Amendments included, among other technical amendments, the following revisions and clarifications, principally to revise certain sections of the Bylaws to adhere more closely to the language found in the Delaware General Corporation Laws (“DGCL”) and to update the advance notice provisions in the Bylaws:

(i)                       revisions to Sections 1.01 and 1.02 to clarify that, as allowed by the DGCL, the annual meeting and any special meeting of stockholders may be held solely by means of remote communication;

(ii)                    revisions to Section 1.05 to provide that the Board may set separate record dates for the determination of stockholders entitled to receive notice of stockholder meetings and for the determination of stockholders entitled to vote at annual meetings. Section 1.06 had previously provided that the record date for the determination of both would be the same date;

(iii)                 revisions to Section 1.06 to delete all references to special meetings of the stockholders, now covered by Section 1.07, and to clarify the advance notice provisions and content requirements for stockholder proposals, including the nomination of members of the Board;

(iv)                the introduction of a new Section 1.07 to cover advance notice provisions for special meetings of the stockholders, including the same advance notice provisions and content requirements for stockholder proposals as in section 1.06;

(v)                   revisions to Section 1.11 to clarify that the method of voting for directors shall be election by a plurality of the votes cast, while approval of all other matters shall be by a majority of the votes cast, subject to applicable laws, regulations of the governing documents;

(vi)                the introduction of a new Section 1.12 clarifying that one or more inspectors of elections shall be appointed at the annual meeting of stockholders per the requirements of the DGCL;

(vii)             revisions to Section 1.13 to clarify when the stockholder list must be made available, per the requirements of the DGCL;

(viii)          revisions to Section 2.07 to specify that meetings of the Board may be called by a majority of the authorized directors, rather than any two directors;

(ix)                revisions to Section 2.09 to provide that any meeting of the Board may continue notwithstanding the withdrawal of directors below the threshold for quorum, provided that any actions to be taken are approved by directors constituting a majority of the quorum;

(x)                   revisions to Section 5.01 to align the language regarding maintenance of and access to the Company’s books and records with the relevant provisions of the DGCL; and

(xi)                revisions to Section 7.01 to provide for the sending of notices via electronic transmission, and specifying the form and manner of acceptance for such notices.

The foregoing descriptions of the Bylaw Amendments are qualified in their entirety by reference to the amended and restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01.                                        Regulation FD Disclosure.

The Earnings Release also provides an update on the Company’s strategy and business outlook.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.  The following Exhibits are filed herewith as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Sixth Amended and Restated Bylaws of Sally Beauty Holdings, Inc.

10.1	Consulting Agreement by and between Sally Beauty Holdings, Inc. and John R. Golliher.

99.1	News release reporting financial results for the quarter ended June 30, 2015, issued by Sally Beauty Holdings, Inc. on August 6, 2015

All of the information furnished in Items 2.02, 7.01 and Exhibit 99.1 attached to this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

August 6, 2015	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Sixth Amended and Restated Bylaws of Sally Beauty Holdings, Inc.

10.1	Consulting Agreement by and between Sally Beauty Holdings, Inc. and John R. Golliher.

99.1	News release reporting financial results for the quarter ended June 30, 2015, issued by Sally Beauty Holdings, Inc. on August 6, 2015